INVESTMENT MANAGEMENT AGREEMENT

      INVESTMENT MANAGEMENT AGREEMENT, dated as of January 1, 2003, between PRUDENTIAL INVESTMENT MANAGEMENT, INC. ("PIM"), a New Jersey corporation and THE PRUDENTIAL VARIABLE CONTRACT REAL PROPERTY PARTNERSHIP (the "Partnership"), a general partnership organized under the laws of New Jersey.

                                WITNESSETH THAT:

      WHEREAS, The Partnership has been established to provide a means for investing and reinvesting the assets allocated to real estate investment options under the variable life and variable annuity contracts issued by The Prudential Insurance Company of America and under such contracts issued by affiliated life insurance companies; and

      WHEREAS, PIM has extensive experience in the acquisition and management of real estate equities, mortgages, land sale-leasebacks and other investments (including short-term and intermediate-term debt instruments) that satisfy the investment policies of the Partnership; and

      WHEREAS, The Partnership desires that PIM act as the Partnership's investment manager; and

      WHEREAS, PIM desires to accept such appointment, on the terms and conditions set forth herein.

      NOW, THEREFORE, The Partnership and PIM agree as follows:

      1. PIM shall act as the investment manager of the Partnership for a daily investment management fee equal to an aggregate 1.25% per year of the average daily gross assets of the Partnership. The Partnership shall also bear all of its actual operating expenses. The Partnership acknowledges that PIM engages in real estate investment activities on its own behalf and manages other real estate investment portfolios for separate accounts, subsidiaries, real estate investment trusts, limited partnerships, and other entities, and further acknowledges that such activities may be in competition with the Partnership for the acquisition and disposition of investments and the time and services of PIM's employees.

      2. PIM shall manage the investment and reinvestment of assets held by the Partnership in a manner consistent with the prospectuses for the separate accounts participating in the Partnership contained in the then-current registration statements for such accounts on file with the Securities and Exchange Commission. The Partnership has delivered or will deliver to PIM copies of such prospectuses and shall promptly furnish PIM with a copy of each amendment or supplement thereto.

      3. The Partnership shall provide PIM with instructions for monitoring the composition of investments of the Partnership to ensure that, in accordance with a "no-action" position taken by the staff of the Securities and Exchange Commission, the separate accounts participating in the Partnership do not become "investment companies" within the meaning of Section 3(a) of the Investment Company Act of 1940. PIM shall comply with those instructions.

      4. PIM will manage the Partnership's business affairs, including the keeping the Fund's books and records, and make such reports regarding the management of the Partnership as the Partnership may from time to time require. In addition PIM shall furnish applicable federal and state regulatory authorities with any information or reports in connection with its services under this Agreement, which such authorities may request in order to ascertain whether the Partnership's operations are being conducted in a manner consistent with any applicable law or regulation.

      5. The Partnership shall be ultimately responsible for the management and control of the Partnership's assets and in furtherance thereof, the Partnership shall have the right (a) to interpret the investment objectives and policies and restrictions of the Partnership and direct PIM to comply therewith, (b) to direct PIM to pursue, or not pursue, any investment strategies for the Partnership, and (c) to direct PIM to purchase or sell any specific investments for the Partnership. The Partnership shall also have the right to change the Partnership's investment objectives, policies and restrictions.

      6. PIM shall maintain such records regarding its management of the Partnership as the Partnership may require. All records maintained by PIM in connection with this Agreement shall be the property of the Partnership and shall be returned to the Partnership upon termination of this Agreement, free from any rights of retention. The Partnership shall have the right to inspect, audit and copy all pertinent records pertaining to the performance of services under this Agreement. PIM shall keep confidential any information obtained pursuant to this Agreement and shall disclose such information only if the Partnership has authorized such disclosure, or if such disclosure is expressly required by applicable regulatory authorities.

      7. The Partnership acknowledges that, in addition to the management fee set forth in paragraph one of this Agreement, PIM's management of the Partnership's assets may result in PIM or its affiliates obtaining substantial fee income from the Partnership's assets or from the cash flow of the Partnership's investments for services rendered in connection with the Partnership's operations, including, but not limited to, real estate brokerage commissions and fees for property management services.

      8. The term of this Agreement shall be one year, commencing as of the date set forth above and continuing automatically from year to year thereafter; provided, however, that this Agreement may be terminated by either party at any time upon not less than 30 days' prior written notice to the other party. No termination shall be effective unless such termination is (i) filed with the New Jersey Department of Banking and Insurance ("NJDBI"), the Arizona Department of Insurance ("AZDOI") and the New York Insurance Department ("NYID") at least 30 days prior to the proposed effective date, (ii) not disapproved by any of the NJDBI or NYID, (iii) made in writing, and (iv) signed by the parties hereto.

      9. No assignment, amendment, or modification is effective unless such assignment, amendment, or modification is (i) filed with the NJDBI, AZDOI and NYIDat least 30 days prior to the proposed effective date, (ii) not disapproved by any of the NJDBI, AZDOI or the NYID, (iii) made in writing, and (iv) signed by the parties hereto.

      10. This Agreement will be construed and enforced according to the laws of the State of New Jersey.

      IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by the undersigned, thereunto duly authorized as of the date first written.

                                PRUDENTIAL INVESTMENT MANAGEMENT, INC.


                                By: /S/
                                    --------------------------------------------
                                    Name:  Terence H. McHugh
                                    Title: Principal, Fund Management


                                THE PRUDENTIAL VARIABLE CONTRACT
                                REAL PROPERTY PARTNERSHIP


                                By: /S/
                                    --------------------------------------------
                                    Name:  Andrew J. Mako
                                    Title:  Vice President, Financial Management